Exhibit 99.1

Dr. Eric R. Mortensen, M.D., Ph.D., Clinical Trial Veteran,
Joins CytoSorbents as Chief Medical Officer

Strengthens clinical trial capability with more than two decades of proven and successful clinical trial development expertise

MONMOUTH JUNCTION, NJ – May 30, 2017 - CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader using CytoSorb® blood purification to treat deadly inflammation in critically-ill and cardiac surgery patients around the world, announced that Dr. Eric R. Mortensen, M.D., Ph.D., will join CytoSorbents as Chief Medical Officer, starting full-time on June 1, 2017.

Dr. Phillip Chan, M.D., Ph.D., CytoSorbents’ Chief Executive Officer stated, “Dr. Mortensen has led clinical development of key programs for some of the largest pharmaceutical companies in the world, including Pfizer’s novel rheumatoid arthritis therapy, Xeljanz®, which has achieved approximately $1 billion in annual worldwide sales. He brings more than two decades of proven and successful clinical trial development expertise to the company, as well as a wealth of knowledge and experience in immunology, inflammation, and clinical medicine. We are thrilled to welcome Dr. Mortensen to the executive team at CytoSorbents.”

Dr. Mortensen commented, “CytoSorbents is at an exciting phase in the clinical and scientific validation of its unique immunotherapy approach, and I am eager to contribute my significant clinical development experience to advance this important technology. CytoSorb has been used successfully in a wide range of challenging inflammatory conditions, demonstrating the promise of blood purification as an alternative to drugs and biologics. Our goal now is to design and execute the appropriate, well-designed studies to make CytoSorb standard of care for many of these conditions. I look forward to building upon the recent REFRESH I cardiac surgery trial to advance CytoSorb through a registration trial towards potential U.S. approval. In addition, I am fascinated by the easily modified core polymer, which has led to many new experimental treatments for blood transfusion applications, hyperkalemia, drug overdose, and toxin-mediated disease. This flexibility, as well as the ability to be adapted to many different modes of administration, creates a wealth of opportunities to develop new therapies. I believe that CytoSorb and our related technologies represent a breakthrough paradigm in the approach to inflammation and critical care."

As Vice President & Therapeutic Area Clinical Head for Inflammation and Immunology at Pfizer from 2014 to 2016, Dr. Mortensen led the company's global, late-stage development organization for programs in inflammatory diseases including studies for Enbrel® and Xeljanz®. As the Clinical Inflammation Development Strategy Lead and co-chair for Inflammation’s Therapeutic Area Strategy Team (TAST), he ensured an integrated approach to the development of medicines across the different indications within Inflammation and Immunology. Dr. Mortensen previously held positions of increasing responsibility as the Vice President, Global Medicine Development Group Global Lead for Xeljanz and Assistant Vice President and Global Therapeutic Area Director for Enbrel. Previously at GlaxoSmithKline, he led clinical programs for the reintroduction of alosetron to the US market, the registration program for alvimopan, and medical affairs programs for assets within Women’s Health, Urology, Acute Care, Gastrointestinal and Ophthalmologic business units.  Prior to this, at Merck Research Laboratories, he was responsible for registration studies of the COX2 inhibitors rofecoxib and etoricoxib.

Dr. Mortensen received an A.B. in Biochemistry from Harvard College, an M.D. from the Harvard University and Massachusetts Institute of Technology Division of Health Sciences and Technology (HST), and a Ph.D. in Biophysics at the Harvard Graduate School of Arts and Sciences where he studied the transduction of membrane-bound hormone receptor’s binding into intracellular activation of metabolic activity and cellular proliferation. Dr. Mortensen completed an internship and residency in Internal Medicine at the Massachusetts General Hospital and a fellowship in Gastroenterology at the University of Michigan Medical Center, Ann Arbor.

CytoSorbents also announced that Dr. Robert H. Bartlett, M.D. will retire as Chief Medical Officer, but will continue working closely with the company as a consultant and as Co-chair of the Cardiac Surgery Advisory Board with Dr. Joseph Zwischenberger, M.D. through the next anticipated REFRESH 2 cardiac surgery trial.

Dr. Chan stated, “For nearly nine years, Dr. Bartlett has served as Chief Medical Officer of CytoSorbents and has helped guide the company through multiple key clinical studies, including the successfully completed REFRESH I cardiac surgery trial, our European Union approval of CytoSorb, and commercialization of CytoSorb worldwide. A trusted advisor, an experienced and practical clinician, and a legend in the field of extracorporeal membrane oxygenation, we are pleased to continue working with Dr. Bartlett on a consulting basis. On behalf of the Board of Directors and the entire company, we thank Dr. Bartlett for his many outstanding contributions towards the success of the company.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 43 countries around the world, as a safe and effective extracorporeal cytokine adsorber, designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury and pancreatitis, as well as in cancer immunotherapy. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators, such as cytokines and free hemoglobin, which can lead to post-operative complications, including multiple organ failure. CytoSorbents has completed its REFRESH (REduction in FREe Hemoglobin) 1 trial – a multi-center, randomized controlled study that has demonstrated the safety and efficacy of free hemoglobin reduction with intra-operative CytoSorb® use in a heart-lung machine during complex cardiac surgery.  In 2017, the company plans to initiate a pivotal REFRESH 2 trial intended to support U.S. FDA approval.  CytoSorb® has been used safely in more than 23,000 human treatments to date.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding in excess of $18 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM) and others. The Company has numerous products under development based upon this unique blood purification technology, protected by 32 issued U.S. patents and multiple applications pending, including CytoSorb-XL, HemoDefend™, VetResQ™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 3, 2017, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Cytosorbents Contact:
Amy Vogel

Investor Relations

(732) 398-5394

avogel@cytosorbents.com

Public Relations Contact:

Amy Phillips

Pascale Communications

412-327-9499

amy@pascalecommunications.com